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                          REGISTRATION RIGHTS AGREEMENT


                                     between


                             PLAYTEX PRODUCTS, INC.,


                                       and


                             MONDIAL INDUSTRIES L.P.


                     ---------------------------------------

                          Dated as of January 29, 1999

                     ---------------------------------------

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

                                TABLE OF CONTENTS

                                                                            Page

1.       Background............................................................1

2.       Registration Under Securities Act, etc................................1
         2.1      Incidental Registration......................................1
         2.2      Registration Procedures......................................2
         2.3      Underwritten Offerings.......................................5
         2.4      Preparation; Reasonable Investigation........................6
         2.5      Indemnification..............................................6

3.       Definitions..........................................................10

4.       Rule 144.............................................................12

5.       Amendments and Waivers...............................................12

6.       Nominees for Beneficial Owners.......................................13

7.       Notices..............................................................13

8.       Assignment...........................................................14

9.       Calculation of Percentage Interests in Registrable Securities........14

10.      Remedies.............................................................14

11.      Severability.........................................................14

12.      Entire Agreement.....................................................14

13.      Headings.............................................................14

14.      Governing Law........................................................14

15.      Counterparts.........................................................15

16.      No Inconsistent Agreements...........................................15

         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of January 29, 1999, between PLAYTEX PRODUCTS, INC., a Delaware corporation (the "Company"), and MONDIAL INDUSTRIES LIMITED PARTNERSHIP, a Wisconsin limited partnership (the "Seller").

         The parties hereby agree as follows:

         1. Background. Pursuant to an Asset Purchase Agreement, dated as of January 6, 1999, among the Seller and the Company (the "Purchase Agreement"), the Company agrees with the Seller, (i) for its benefit and (ii) for the benefit of the holders from time to time of the Notes (including the Seller) and the holders from time to time of the Common Stock issued upon conversion of the Notes to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition precedent to the obligation of the Seller to enter into and complete the closing under the Purchase Agreement. As partial consideration for the purchase of the assets of the Seller, the Company will have delivered to the Seller at the Closing (as defined in the Purchase Agreement) an aggregate of $50,000,000 principal amount of Notes of the Company. The Notes are convertible into such number of shares (the "Shares") of Common Stock as determined in accordance with the terms set forth in the Indenture. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 3.

         2. Registration Under Securities Act, etc.

                  2.1 Incidental Registration.

                           (a) Right to Include Registrable Securities. If at
any time following the first anniversary of the closing of the transactions contemplated by the Purchase Agreement, the Company proposes to register any of its Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 or another similar form under the Securities Act which would not permit the inclusion of Registrable Securities, whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.1. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice from the Company (15 days if the Company states in such written notice or gives telephonic or telecopied notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, that prior to the effective date of the Registration Statement filed in connection with such registration, immediately upon notification to the Company from the managing
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                                                                               2

underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such Registration Statement; provided, further, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

                           (b) Priority in Incidental Registrations. If the
managing underwriter of any underwritten offering shall inform the Company in writing of its opinion that the number or type of Registrable Securities and the Third Party Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, (x) if such registration is being effected pursuant to the request of Securityholders under the demand registration provisions of one of the Other Registration Rights Agreements, all Third Party Securities so requested by such Securityholders under such Other Registration Rights Agreement, or (y) if such registration is not being so effected, all securities of the Company to be sold for its own account, second such Registrable Securities requested to be included in such registration pursuant to this Agreement and such Third Party Securities requested to be included in such registration pursuant to the provisions of the Other Registration Rights Agreements comparable to this Section 2.1, PRO RATA (based on the number of Registrable Securities requested to be included therein by each Requesting Holder and the number of Third Party Securities requested to be included therein by each Securityholder) among such Requesting Holders and the Securityholders, and third, if clause (x) of this Section 2.1(b) applies, all securities proposed by the Company to be sold for its own account.

                           (c) Expenses. The Company will pay all Registration
Expenses in connection with any registration contemplated pursuant to this
Section 2.1.

                  2.2 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities
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                                                                               3

under the Securities Act as provided in Section 2.1, the Company will, as expeditiously as possible:

                                    (i) prepare and (within 45 days after the
         end of the period within which requests for registration may be given to the Company) file with the Commission the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.1(a), Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

                                    (ii) furnish to each seller of Registrable
         Securities covered by such Registration Statement, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                                    (iii) use its reasonable best efforts (x) to
         register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such Registration Statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation or become subject to taxation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                                    (iv) use its best efforts to cause all
         Registrable Securities covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the reasonable opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;
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                                                                               4

                                    (v) furnish at the effective date of such
         Registration Statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                                             (x) an opinion of counsel for the
                  Company, dated the effective date of such Registration Statement and, if applicable, the date of the closing under the underwriting agreement, and

                                             (y) a "comfort" letter signed by
                  the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement,

         covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                                    (vi) notify each seller of Registrable
         Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                                    (vii) otherwise use its best efforts to
         comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months after the effective date of such Registration Statement), an earnings statement covering the period of at least twelve months beginning with the first day of the first full fiscal quarter of the Company after the effective date of
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                                                                               5

         such Registration Statement, which earnings statement shall satisfy the provi sions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                                    (viii) provide and cause to be maintained a
         transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such registration; and

                                    (ix) use its best efforts to list all
         Registrable Securities covered by such Registration Statement on any national securities exchange on which Registrable Securities of the same class covered by such Registration Statement are then listed and, if no such Registrable Securities are so listed, on any national securities exchange on which the Common Stock is then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company (i) such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and (ii) if requested by the Company an executed custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Agreement.

         Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 2.2, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(vii) of this Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.3 Underwritten Offerings.

                           (a) Incidental Underwritten Offerings. If the Company
proposes to register any of its securities under the Securities Act as contemplated by Section 2.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.1(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting
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                                                                               6

agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law.

                  2.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, their underwriters, if any, and their respective counsel the opportunity prior to filing to review such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.5 Indemnification.

                           (a) Indemnification by the Company. The Company will,
and hereby does, indemnify and hold harmless, in the case of any Registration Statement filed pursuant to Section 2.1, each seller of any Registrable Securities covered by such Registration Statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, and their respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, affiliate and controlling Person for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in a prospectus or prospectus supplement, if (i) such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus or prospectus supplement, the seller of the Registrable Securities has an obligation under the Securities Act to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same or (ii) if the seller received written notice from the Company of the existence of such an untrue statement or such an omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (a) an amended or supplemented prospectus or prospectus supplement that completely corrected the untrue statement or the omission or (b) a notice from the Company that the use of the existing prospectus or prospectus supplement may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by such seller or underwriter.

                           (b) Indemnification by the Sellers. As a condition to
including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, and each director
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                                                                               8

of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.5(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                           (c) Notices of Claims, etc. Promptly after receipt by
an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.5(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Sec tion 2.5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party,
(a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 2.5 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settle-ment of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                           (d) Contribution. If the indemnification provided for
in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.5(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.5(a) or (b), the indemnified party and the indemnifying party under Section 2.5(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the Registration Statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such Registration Statement, provided, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.5(d) are several in proportion to the relative value of their respective Registrable Securities covered by such Registration Statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                           (e) Other Indemnification. Indemnification and
contribution similar to that specified in the preceding subdivisions of this
Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                           (f) Indemnification Payments. The indemnification and
contribution required by this Section 2.5 shall be made by periodic payments of
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                                                                              10

the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred upon receipt by the Company of written invoices or statements, describing in reasonable detail the expenses incurred and the amount and basis of calculation thereof.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Blum Agreement" means the Registration Rights Agreement dated as of June 1, 1998, as amended, supplemented or otherwise modified from time to time, between the Company and RCBA Playtex, L.P.

         "Childs Agreement" means the Registration Rights Agreement, dated as of January 28, 1998, as amended and restated by the First Amended and Restated Registration Rights Agreement, dated as of June 1, 1998, as amended, supplemented or otherwise modified from time to time, between Playtex Products, Inc. and J.W. Childs Equity Partners L.P.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean and include the Common Stock, par value $.01 per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Notes.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

         "HWH Agreement" means the Registration Rights Agreement dated as of March 17, 1995, as amended and restated by the First Amended and Restated Registration Rights Agreement, dated as of June 1, 1998, as amended, supplemented or otherwise modified from time to time, among the Company, HWH Capital Partners, L.P., HWH Valentine Partners, L.P., and HWH Surplus Valentine Partner, L.P.

         "Indenture" means the Indenture, dated as of January 29, 1999 between the Company and Marine Midland Bank, as Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

         "Notes" means the 6% Convertible Subordinated Notes Due 2004 of the Company being issued and sold pursuant to the Purchase Agreement and the Indenture.

         "Other Registration Rights Agreement" means each of the Blum Agreement, the Childs Agreement and the HWH Agreement.

         "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to the Requesting Holders (selected by Requesting Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that in the event the Company shall determine, in accordance with
Section 2.1(a), not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Registrable Securities" means (A) the Shares of the Company into which the Notes are convertible or converted, and any Related Registrable Securities and (B) the Notes. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they may have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act, (iv) they shall have ceased to be outstanding, (v) in the case of a Note, such Note is converted into shares of Common Stock in accordance with the terms of the Indenture or (vi) in the case of a Note, such Note is eligible to be sold pursuant to paragraph (k) of Rule 144 and, as a result of the event or circumstance described in any of the foregoing clauses (i) through (iv), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequence of the fact that such Note is owned by, or was previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

         "Related Registrable Securities" means with respect to the Shares any securities of the Company issued or issuable with respect to any of the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Requesting Holder" is defined in Section 2.1.

         "Securities Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

         "Securityholder" means any of the parties to each of the Other Registration Rights Agreements, in each case other than the Company.

         4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of
(a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66-2/3% of the Registrable Securities affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a) if to the Seller, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing in the manner set forth herein;

                  (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                  (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by a courier, if delivered by overnight courier service; three business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, the Seller and their respective successors and permitted assigns. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of 66-2/3% of the Registrable Securities outstanding at the time such consent is requested.

         9. Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities out standing at the time such calculation is made.

         10. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         11. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Seller shall be enforceable to the fullest extent permitted by law.

         12. Entire Agreement. This Agreement, together with the Indenture, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Indenture supersede all prior agreements and understandings between the parties with respect to such subject matter.

         13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         14. Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed wholly within such state.

         15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         16. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, or modify, amend, supplement or extend any existing agreement with respect to its securities, which is or will be inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                                            PLAYTEX PRODUCTS, INC.


                                            By:______________________________
                                               Name:
                                               Title:


                                            MONDIAL INDUSTRIES LIMITED
                                            PARTNERSHIP


                                            By:______________________________
                                               Name:
                                               Title: